UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 4, 2009

Date of Report

(Date of earliest event reported)

MNC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14725 (Commission File Number)	35-1880244 (I.R.S. Employer Identification No.)

91320 Industrial Way
Coburg, Oregon 97408
(Address of principal executive offices)    (Zip code)

(541) 686-8011
(Registrant’s telephone number, including area code)

Monaco Coach Corporation
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 4, 2009, Monaco Coach Corporation, a Delaware corporation (the “Company”) and certain of its subsidiaries (collectively with the Company, “Sellers”) completed the sale of substantially all of the core RV manufacturing assets of Sellers (the “Manufacturing Assets”) to Workhorse International Holding Company (the “Purchaser”), an affiliate of Navistar Inc. (“Navistar”), pursuant to that certain Amended and Restated Asset Purchase Agreement, dated as of April 23, 2009, by and among Sellers, Purchaser and Navistar (as amended , the “Purchase Agreement”).  The sale of the Manufacturing Assets pursuant to the Purchase Agreement was approved pursuant to an order of the United States Bankruptcy Court for the District of Delaware, dated May 22, 2009.

Under the terms of the Purchase Agreement, Purchaser paid to Sellers $52,000,000 in cash, subject to certain adjustments and plus the assumption by Purchaser of certain assumed liabilities, all as specified in the Purchase Agreement.

Apart from the Purchase Agreement, certain relationships have existed between the Company and its affiliates and Navistar and its affiliates. Daniel C. Ustian, Chairman, President and Chief Executive Officer of Navistar International Corporation, has been a director of the Company since 2003.  As noted below, together with the other directors of the Company, Mr. Ustian resigned from the Company’s board of directors effective June 4, 2009.  Navistar’s indirect operating subsidiary, Workhorse Custom Chassis, LLC, has sold gasoline-powered chassis for motor homes to Monaco.  For 2008, Monaco’s purchases under this supply relationship amounted to approximately $10.2 million.  In addition, in February 2007 the Company and Navistar formed a joint venture company, Custom Chassis Products, LLC (“CCP”).  Monaco owned 49% of the joint venture and Navistar owned 51%. On May 28, 2009, CCP filed a voluntary petition under chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Indiana (South Bend Division), case number 09-32553-hcd.

In addition to the sale of assets to the Purchaser, on June 1, 2009, certain subsidiaries of the Company completed the sale of the Company’s RV resort business, consisting of resort assets located near Indio, California, Las Vegas, Nevada, Bay Harbor, Michigan and Naples, Florida as well as vacant land in La Quinta, California.  The remaining resort assets in Indio, California, consisting of the rental office and related property at that site were sold to Motorcoach Country Club Property Owners Association, Inc., the owner’s association for that resort, for a purchase price of $400,000.  The Company’s remaining assets in the Las Vegas, Nevada resort, including the rental business operated at that location, were sold for $2,500,000 to Las Vegas Motorcoach Resort Owners Association, the owner’s association for that resort.  The recently completed resorts in Bay Harbor, Michigan and Naples, Florida were sold to Morgan Acquisitions, LLC for a purchase price of $11,150,000.  The vacant land in La Quinta, California was sold to BLF Land, LLC for $2,050,000.  The sale of the RV resort business pursuant to Purchase and Sale Agreements dated May 11, 2009 was approved pursuant to an order of the United States Bankruptcy Court for the District of Delaware, dated May 11, 2009.

Virtually all of the net proceeds of these transactions, after paying costs associated with the transactions, was or will be used to satisfy obligations to secured lenders of the Company and its subsidiaries.

The Company owns certain remaining real properties, other assets and claims, the disposition of which remains uncertain.  The Company also continues to have residual debt to secured lenders.  Even if the Company is able to liquidate its remaining assets, it does not anticipate that there will be proceeds ultimately available to the Company from the disposition of such assets sufficient to result in any distribution to the stockholders of the Company, and it remains uncertain whether there will be assets sufficient to result in a distribution to creditors holding claims that arose prior to the March 5, 2009 filing of the Company’s voluntary chapter 11 petition.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Departure of Directors or Certain Officers

Effective as of June 4, 2009, each of the following directors and/or officers resigned from his respective position as a director and/or officer of the Company.  The other officers of the Company also resigned from their positions.

Name	Title
Kay L. Toolson	Chairman and Chief Executive Officer
John F. Cogan	Director
Richard E. Colliver	Director
Robert P. Hanafee, Jr.	Director
Dennis D. Oklak	Director
Richard A. Rouse	Director
Daniel C. Ustian	Director
Roger A. Vandenberg	Director
John Nepute	President
Richard Bond	Senior Vice President, and Chief Administrative Officer
Marty Daley	Vice President and Chief Financial Officer
Mike Snell	Vice President - Sales and Marketing
Charlie Kimball	Corporate Controller and Chief Accounting Officer

(c)           Appointment of Certain Officers

Effective June 4, 2009, the Company’s Board of Directors (the “Board”) appointed Robert O. Riiska, 48, as the Company’s Chief Executive Officer and Mark Cantor, 46, as the Company’s Secretary.  These individuals are employed by Focus Management Group USA, Inc. (“Focus”), which has been providing consulting services to the Company in its bankruptcy process, and will serve the Company in an interim capacity.  Fees for their services to be paid to Focus will be at the rate of $450 per hour for Mr. Riiska and $400 per hour for Mr. Cantor.

Mr. Riiska has been a Managing Director with Focus since March 2005 and heads up the firm’s West Coast practice.  For the three years prior to March 2005, Mr. Riiska performed turnaround consulting services as a consultant principally for a national firm.

Mr. Cantor has served in a variety of executive and advisory roles including Financial Advisor and Chief Restructuring Officer for Creative Group, interim CEO/CRO for Scitech Plastics Group, and COO of a troubled consumer products company.  Since 2005, he has consulted on a variety of assignments for Focus.

(d)           Election of Directors

Effective June 4, 2009, the Board appointed Robert Riiska and Mark Cantor as Class I and Class II directors, respectively, and such individuals are now the sole directors of the Company.  As described above, Messrs. Riiska and Cantor are consultants with Focus.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 4, 2009, following the resignation of the previous directors, the board of directors reduced the size of the Board of Directors to two members, one each in Class I and Class II, and amended paragraph (a) of Section 3.4 of the Article II of the Bylaws to provide that a quorum for the transaction of business at a meeting of the board of directors of the Company would consist of one-half of the authorized number of directors (one director).  A copy of the amended bylaw provision is filed as Exhibit 3.1 to this report.

Effective June 5, 2009, as required by the Purchase Agreement, the Company amended its Certificate of Incorporation to change its corporate name to MNC Corporation.  A copy of the Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed as Exhibit 3.2 to this report.

Item 9.01	Financial Statements and Exhibits.

(b)           Pro Forma Financial Information.

The Company is currently unable to prepare pro forma financial information reflecting the transactions described in Item 2.01 of this Current Report on Form 8-K.

(d)           Exhibits.

Exhibit No.	Description

3.1	Section 3.4 of the Bylaws of the Company as amended effective June 4, 2009.

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on June 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MNC CORPORATION

Date: June 10, 2009	By:	/s/ Robert O. Riiska
	Name:	Robert O. Riiska
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Section 3.4 of the Bylaws of the Company as amended effective June 4, 2009.

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on June 5, 2009.